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                                  EXHIBIT 10.11


                                 PROMISSORY NOTE


Given pursuant to a share purchase agreement (the "SHARE PURCHASE AGREEMENT") dated as of the 28th day of February, 1999 among Bob Bagga (the "VENDOR"), International Barter Corp. (the "PURCHASER") and Barter Business Exchange Inc. (the "CORPORATION"). All capitalized terms referred to herein and defined in the Share Purchase Agreement shall have the meaning herein as therein.


PRINCIPAL AMOUNT: CANADIAN $850,000.00                       DUE: MARCH 1, 2000.
                  (SUBJECT TO REDUCTION, IF APPLICABLE,
                  PURSUANT TO THE TERMS HEREOF AND
                  IN THE SHARE PURCHASE AGREEMENT)           INTEREST RATE:  NIL


     FOR VALUE RECEIVED the undersigned promises to pay to the Vendor or to his order, the principal sum (the "PRINCIPAL") of $850,000.00, to be reduced by the amount, if any, that 10% of Cash Revenues is less than $750,000 for the period ended March 1, 2000 (the "REDUCTION"), provided that in no event may the Reduction exceed $750,000, all as more particularly provided for herein and in the Share Purchase Agreement, in lawful money of Canada without interest, due and payable in full on the 1st day of March, 2000.

     Payment of the Principal shall be made at 7 Fern Avenue, Richmond Hill, Ontario L4B 3R7 or at such other place in Ontario as the holder may designate in writing to the undersigned.

     For purposes of this Promissory Note, "CASH REVENUES" has the same meaning herein as set out in the Share Purchase Agreement, namely, the consolidated cash revenues of the Corporation from March 1, 1999 to February 29, 2000, which does not include trade dollar revenues, and includes any incremental cash revenues to the Corporation from any acquisitions of a majority interest (whether for cash or shares) in any entities during such period, including cash revenues derived from strategic alliances or joint ventures of the Purchaser, provided that only any increase in cash revenues after the effective date of the acquisition be included.

     The undersigned waives presentment for payment, demand, notice of non-payment, notice of dishonour, protest and notice of protest of this promissory note and diligence in collection or bringing suit, and consents to all extensions of time, renewals, waivers or modifications that may be granted by the holder with respect to the payment or any other provision of this promissory note.

     All payments required hereunder to be made and all currency mentioned herein shall be in and refer to Canadian dollars.

     This Promissory Note and the rights, obligations and relations of the undersigned and the holder hereto shall be governed by and construed in accordance with the laws of the Province of Ontario (but without giving effect to the conflict of law rules thereof). The undersigned and the holder hereby agree that the Courts of Ontario shall have jurisdiction to



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entertain any action or other legal proceedings based on any provisions of this promissory note. The undersigned and the holder hereto do hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

     This Promissory Note may not be assigned without the prior written consent of the Purchaser, provided that the Vendor may assign the Promissory Note to an "affiliate" or an "associate" as those terms are defined in the Business Corporations Act (Ontario) with prior written notice to the Purchaser.

     The provisions hereof shall enure to the benefit of your heirs, administrators, successors and assigns and shall be binding upon the legal representatives, successors and assigns of the undersigned.

     DATED at Toronto, Ontario effective the 2nd day of March, 1999.


                                        INTERNATIONAL BARTER CORP.


                                        Per:
                                        Name:  Steven M. White
                                        Title: President and Chief Executive
                                               Officer



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